EXHIBIT 10.10


                                    AGREEMENT


      AGREEMENT (the "AGREEMENT"), dated as of April 28, 2004, between MediaBay, Inc. (the "COMPANY"), and Norton Herrick ("HERRICK").

                                   BACKGROUND

      A. The Company has issued to Herrick a $1,984,250 principal amount senior subordinated promissory note initially due December 31, 2004 and subsequently extended to September 30, 2007 (the "HERRICK NOTE").

      B. The Company has issued to Huntingdon (i) a $2,500,000 principal amount convertible senior promissory note initially due September 30, 2002 and subsequently extended to September 30, 2007 (the "$2,500,000 NOTE"), (ii) an $800,000 convertible senior subordinated promissory note initially due December 31, 2002 and subsequently extended to September 30, 2007 (the "$800,000 NOTE" and, together with the $2,500,000 Note, the "REMAINING Notes"), (iii) a $500,000 principal amount convertible senior promissory note due June 30, 2003 and subsequently extended to September 30, 2007 (the "$500,000 NOTE"), (iv) a $1,000,000 principal amount convertible senior promissory note due September 30, 2007 (the "$1,000,000 NOTE"), (v) a $150,000 principal amount convertible senior promissory note due September 30, 2007 (the "$150,000 NOTE") and (vi) a $350,000 principal amount convertible senior promissory note due September 30, 2007 (the "$350,000 NOTE" and, together with the $500,000 Note, the $1,000,000 Note and the $150,000 Note, the "EXCHANGE NOTES"), in each case, subject to earlier demand upon the Company's repayment of all of its obligations under its existing credit agreement (the "EXISTING CREDIT AGREEMENT").

      C. The Company has also issued (i) those certain promissory notes, due October 30, 2004, in the aggregate principal amount of $1,065,000 (the "OCTOBER NOTES"), (ii) a $4,200,000 principal amount convertible promissory note, due December 31, 2004, in favor of ABC Investment, L.L.C. the principal amount of which has been reduced to $3,200,000 (the "ABC NOTE") and (iii) a $500,000 principal amount convertible promissory note, initially due December 31, 2004 and subsequently extended to September 30, 2007 (the "TRUST NOTE"), in favor of
N. Herrick Irrevocable ABC Trust (the "TRUST").

      D. The Trust is also the holder of 25,000 shares of the Company's Series A Convertible Preferred Stock, no par value per share (the "SERIES A PREFERRED STOCK").

      E. The Trust distributed to Herrick, the beneficiary of the Trust, all accrued and unpaid interest on the Trust Note through April 28, 2004 ($593,963.18) and all accrued and unpaid dividends on the Series A Preferred Stock through April 28, 2004 ($519,375.00) (collectively, the "Transferred Interest and Dividends").

      F. The Company requires financing to meet its working capital requirements and is borrowing $8,600,000, and may make additional borrowings (the "FINANCING"), pursuant to that certain Credit Agreement, dated the date hereof (the "NEW CREDIT AGREEMENT"), among the Company, Radio Spirits, Inc. ("RSI"), Audio Book Club, Inc. ("AUDIO BOOK"), as borrowers, the guarantors signatory thereto, Zohar CDO 2003-1, Limited, a Cayman Islands exempted company, as lender ("ZOHAR"), and Zohar, as Agent. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the New Credit Agreement.

      G. In connection with the Financing, the Company will enter into a letter agreement with ABC Investments, L.L.C. ("ABC") pursuant to which the Company will issue to ABC a new note (the "NEW ABC NOTE") to, among other things, (i) reflect the repayment of fifty percent (50%) of the outstanding amounts owed under the ABC Note, (ii) to extend the maturity of the remaining obligations to ABC under the ABC Note to the date that is three months and one day following the Maturity Date under the New Credit Agreement and (iii) reduce the conversion price of the ABC Note (collectively, the "ABC TRANSACTIONS").

      H. In connection with the Financing, the Company will enter into an agreement with Huntingdon pursuant to which the Exchange Notes, all accrued and unpaid interest on the Exchange Notes and a portion of the accrued and unpaid interest on the Remaining Notes will be cancelled in exchange for the issuance of the Units (as defined below) (the "HUNTINGDON TRANSACTIONS").

      I. In connection with the Financing, the Company will enter an agreement with the Trust (the "TRUST TRANSACTIONS").

      J. In connection with the Financing, the Company and Herrick desire to enter into the agreements set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Upon receipt of the Fairness Opinion (defined below), $68,080.52 of the accrued and unpaid interest with respect to Herrick Note and all Transferred Interest and Dividends ($1,113,338), shall automatically (and without further action), be exchanged for an aggregate of 11,814 Units, each Unit consisting of
(i) one share of the Company's Series C Convertible Preferred Stock, no par value per share (the "SERIES C PREFERRED STOCK") and (ii) a number of Warrants (defined below) determined by the following formula:

                           A = 2x($100/B)

                           A = number of Warrants

                           B = the Conversion Price (defined below).

The conversion price of the Series C Preferred Stock (the "CONVERSION PRICE") shall be equal to (i) the greater of (a) the closing bid price of the Common Stock or (b) $0.53 the per share book value of the Common Stock, in each case, on the date hereof if the agreement is executed after 4:00 P.M. New York local time or on the immediately preceding trading day if this agreement is executed before 4:00 P.M. New York local time (the "MARKET PRICE") plus (ii) $0.25. The Series C Preferred Stock shall be issued pursuant to the terms set forth in the Articles of Amendment to the Company's Articles of Incorporation (the "Articles of Amendment"), in the form attached hereto as Exhibit A. The Company shall file the Articles of Amendment with the Department of State of Florida or prior to the date on which it receives the Fairness Opinion.

      2. The Company shall obtain an opinion as to the fairness of the transactions to the Company and its shareholders contemplated by this Agreement on or before May 31, 2004 from an independent banking firm and to be retained by the Company by resolution of the Board of Directors adopted by Unanimous Consent on the date hereof (the "FAIRNESS OPINION"). The Company shall cause such investment banking firm to deliver a copy of the Fairness Opinion to Herrick simultaneously with its delivery to the Company.

      3. Herrick shall enter into that certain Subordination and Intercreditor Agreement by and among Huntingdon, Herrick, the Trust, the Company, RSI, Audio Book and Zohar, in the form attached as an exhibit to the New Credit Agreement (the "Subordination Agreement").

      4. Each warrant (the "WARRANT") shall entitle the holder to purchase one share of the Company's common, no par value per share ("COMMON STOCK"), pursuant to the terms of the warrant agreement set forth as Exhibit B hereto. The Units, the Series C Preferred Stock issued to Herrick and the Warrant are hereinafter collectively referred to as, the "CONVERTIBLE SECURITIES," and together with the shares of Common Stock issuable upon conversion or exercise thereof, as the case may be, the "SECURITIES".

      5. The Company agrees that, notwithstanding anything to the contrary contained in the Trust Note, or any amendment or agreement relating thereto, as long as Herrick or any person or entity controlled by Herrick or any members of his immediately family or in which Herrick or any members of his immediate family has at least a 20% beneficial interest, or any trust formed for the benefit of any of the foregoing (each, a "Herrick Party") is the holder of the Herrick Note, the Company shall not prepay the principal amount of the Herrick
Note in whole or in part. In addition, notwithstanding anything in the Herrick Note or any amendment or agreement relating thereto, the holder of the Herrick Note shall (i) not demand repayment of the note until the earlier of (a) July 28, 2007 or (b) 90th day after the Company has repaid all of its obligations under the New Credit Agreement and (ii) agrees that all interest payments to be paid in cash under the Herrick Note shall accrue until the tenth (10th) day following the date on which all of the Company's obligations under the New Credit Agreement have been satisfied. Herrick shall cause any subsequent holder to agree in writing as to the foregoing in connection with any transfer of all or a portion of the Trust Note.

      6. Herrick hereby consents to the Financing on the terms and conditions set forth in the New Credit Agreement and further consents to the ABC Transactions, the Huntingdon Transactions and the Trust Transactions, including but not limited to (a) the execution of the agreements relating to such transactions, (b) the incurrence of the obligations under the New ABC Note and New Credit Agreement, (c) the creation of the Series C Preferred Stock and the issuance of shares thereof, (d) the payment in full of all outstanding obligations under the Existing Credit Agreement, the October 2003 Notes and one-half of the Company's obligations under the ABC Note, (e) the payment of dividends on the Series A Preferred Stock and Series C Preferred Stock and (f) the payment of interest under the New ABC Note and, subject to the terms of the Intercreditor Agreement (defined below), the Remaining Notes and the Trust Note.

      7. The Company, Huntingdon, Herrick and the Trust will enter into a Registration Rights Agreement in the form attached hereto as Exhibit C (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which, among other things, the Company shall grant to Herrick certain registration rights with respect to the shares of Common Stock issuable upon conversion or exercise of the Convertible Securities. The Company shall cause RSI, Audio Book, ABC Investment Corp. ("ABC INVESTMENT"), MediaBay.com, Inc. ("MEDIABAY.COM") and Video Yesteryear, Inc. ("VIDEO YESTERYEAR", and together with RSI, Audio Book, ABC Investment Corp. and MediaBay.com, collectively, the "GUARANTORS") to execute an Amended and Restated Guaranty dated as of the date hereof in favor of Herrick in the form attached hereto as Exhibit D (the "GUARANTY") pursuant to which each of the Guarantors shall agree to guaranty and stand surety for the obligations of the Company to Herrick under the Herrick Note. The Company shall, and shall cause each of the Guarantors to, enter into an Amended and Restated Security Agreement dated as of the date hereof in favor of Herrick in the form attached hereto as Exhibit E, which among other things, grants Herrick a lien in all of the assets of the Company to secure the obligations of the Company to Herrick under the Herrick Note and also grants Herrick a lien in all of the assets of each Guarantor to secure each such Guarantor's obligations to Herrick under the Guaranty (which grant will expand the currently existing liens granted by the Company, RSI and Video Yesteryear to Herrick to secure the obligations of the Company under the Herrick Note (or, in the case of RSI and Video Yesteryear, the obligations of each under prior guarantees of such obligations of the Company under the Herrick
Note) to include liens in all those assets of each of the Company, RSI and Video Yesteryear not currently subject to liens in favor of Herrick), which liens shall be senior to all liens granted or to be granted by the Company and each Guarantor, except to the extent of the subordination of such liens to the liens granted to the agent under the New Credit Agreement as set forth in the Subordination Agreement and to the extent provided for in the Intercreditor Agreement (defined below). Herrick, Huntingdon and the Trust shall enter into the Seconded Amended and Restated Intercreditor Agreement dated as the date hereof (the "Intercreditor Agreement").

      8. The Company agrees that with regard to any board meeting, for so long as Herrick is a shareholder of the Company, Herrick shall have the right to appoint one representative to attend such board meeting of the Company (the "Observer"). Provided that the Company has been informed in writing of the Observer's identity, address and telephone and facsimile numbers, the Observer shall receive written notice of any such board meeting at least three (3) days prior to the date of such meeting and the Company shall permit the Observer to attend all such board meetings and all committee meetings; provided, however, in the case of telephonic board meetings, a written notice to the Observer two (2) days prior to such meeting shall be permitted in lieu of the foregoing three (3) day requirement. The Observer shall be permitted to be present by phone at any such telephonic meetings. The Observer shall also be entitled to receive all written materials and other information at the same time such materials and information are given to the directors for a board meeting. The observer shall also be entitled to receive by facsimile a copy of any resolutions (or drafts thereof), together with all other materials and information given to the directors in connection therewith that the board intends to adopt by unanimous written consent at the same time such resolutions are distributed to the Board. The Company shall pay the reasonable out-of-pocket expenses of the Observer incurred in connection with attending any such board meetings.

      9. The Company agrees that, for a period of three years; provided that Herrick beneficially owns at least 10,000,000 shares of Common Stock, the Company will maintain at least $20,000,000 in directors and officers liability insurance, and will cause Herrick to be named as an additional insured with respect to all such insurance.

      10. Herrick hereby represents, warrants and acknowledges to the Company that:

            (a) Herrick has full power and authority to execute and deliver this Agreement, the Transaction Documents and the Registration Rights Agreement (collectively, the "HERRICK AGREEMENTS") and to perform its obligations thereunder. Each of the Herrick Agreements has been duly executed and delivered by Herrick and constitutes the legal, valid and binding obligation of Herrick, enforceable against Herrick in accordance with its terms.

            (b) Herrick is a sophisticated purchaser and has received and reviewed copies of the Company's most recent annual report, proxy statement and other recent filings by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and such other information concerning the Company and its business, financial condition and results of operations as to be able to make an informed analysis and decision regarding the purchase Securities. Herrick and his representatives have had a reasonable opportunity to ask questions of and receive answers from the Company, and all such questions, if any, have been answered to Herrick and his representatives' full satisfaction. Herrick and his representatives have such knowledge and expertise in financial and business matters that they are capable of evaluating the merits and risks involved in the purchase of the Securities. Herrick is acquiring and will acquire, as applicable, the Securities solely for its own account, for investment purposes only, and not with a view towards their resale or distribution other than in accordance with an effective registration statement under the Securities Act of 1933, as amended (the "Act") or an applicable exemption therefrom. Herrick is an "accredited investor," as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act.

            (c) Herrick understands that (i) the sale of the Securities to Herrick has not been registered under the Act or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings pursuant to the Act and regulations thereunder; (ii) the Securities are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; (iii) the Securities may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; (iv) except as provided in the Registration Rights Agreement, the Company is under no obligation to register the Securities under the Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available; (v) the certificates for Common Stock issued upon conversion or exercise, as the case may be, of the Securities will bear a legend to the effect that the transfer of any of the securities represented thereby is subject to the provisions hereof; and (vi) stop transfer instructions will be placed in the Company's records with respect to the Securities.

      11. The Company hereby represents, warrants and acknowledges to Herrick that:

            (a) The Company is a corporation duly organized under the laws of the State of Florida and has full power and authority to execute and deliver the this Agreement, the New Huntingdon Notes, the Warrant, the Registration Rights Agreement and such other agreements necessary to consummate the transactions set forth herein collectively (the "COMPANY AGREEMENTS"), and to perform its obligations thereunder. The execution and delivery of the Company Agreements by the Company and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company. Each of the Company Agreements has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            (b) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued common stock, the full number of shares of Common Stock issuable upon conversion or exercise, as the case may be, of the Convertible Securities, and upon due conversion and/or exercise thereof (including the payment of the exercise price thereof with respect to the exercise of the Warrant), the shares of the Common Stock issuable upon such conversion and/or exercise, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable.

            (c) The execution, delivery and performance by the Company of the Company Agreements and the consummation by the Company of the transactions contemplated thereby do not (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or (ii) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument or agreement binding on or affecting the Company.

      12. If requested by any Herrick Party, (i) the Board of Directors of the Company shall recommend to the Company's shareholders that the shareholders approve amendments to the Herrick Note and the Articles of Amendment to provide for full ratchet anti-dilution protection for issuances below the conversion prices of the Herrick Note and Series C Preferred Stock and the exercise price of the Warrants, to adjust the conversion and exercise prices to the effective price at which the Company issues Common Stock or the effective purchase price of Common Stock in connection with the issuance of securities convertible or exchangeable into, or exchangeable for Common Stock (ii) the Company shall call a meeting of its shareholders (the "Shareholder Meeting") to vote on such matter on the one year anniversary of the date of this Agreement (or, if such day is not a trading day, on the immediately preceding trading day) or such other date as is reasonably requested by a Herrick Party and take such actions and use its best efforts to obtain shareholder approval with respect to such amendments, including retaining a proxy solicitation firm. The Company shall use its best efforts to obtain and deliver valid and legally binding irrevocable proxies from Carl T. Wolf and all other members of the Board of Directors of the Company owning shares of the Company's Common Stock, that provide Norton with the sole and exclusive right to vote all such shares in favor of such amendments. Upon receipt of shareholder approval, the Company shall file with the Department of State of Florida an amendment to its Articles of Incorporation to affect such amendment to the Articles of Amendment.

      13. The Company agrees that, until the earlier of (i) the day after the Shareholder Meeting, and (ii) one year from the date hereof, it will not issue Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock where the effective purchase price of the Common Stock for any securities so issued would be below the conversion prices of the Herrick Note, the Remaining Notes, the Series C Preferred Stock or the exercise price of the Warrants, without obtaining Herrick's written consent for such issuance.

      14. The Company and Herrick agree that the Termination Agreement (the "Termination Agreement") between the Company, XNH Consulting Services, Inc. ("XNH") and Herrick dated as of March 8, 2004 is hereby amended by terminating
(i) XNH's obligations to cause Herrick to provide advisory services to the Company pursuant to Section 2 of the Termination Agreement and (ii) the Company's obligations to pay the $7,500 monthly fee to XNH under Section 5 of the Termination Agreement. All other provisions of the Termination Agreement shall remain in full force and effect and remain unchanged.

      15. On the date hereof, Company shall pay Herrick $638,910.47 (the "Expense Amount") as reimbursement for expenses incurred by Herrick and/or affiliates of Herrick on behalf of the Company as set forth below, which amount is agreed to between the Company and Herrick as the amount owed by the Company to Herrick as reimbursement of expenses and specifically does not include other amounts for which the Company is indebted to Herrick and/or affiliates of Herrick (other than the Company's obligations under the Herrick Note, an October Note, the Remaining Notes, the Exchange Notes, the Trust Note and accrued and unpaid interest thereon and accrued and unpaid dividends on the Series A Preferred Stock) immediately prior to the execution of this Agreement. The Expense Amount shall be paid (i) $40,500 per month on the first business day of the month for fifteen consecutive months, commencing May 2004, and (ii) $31,410.47 on the first business day of August 2005. The Company and Herrick agree that the February 2, 2004 letter agreement between the Company and The Herrick Company, Inc. relating to invoices for services is terminated and that any amounts owed thereunder are part of the Expense Amount. Additionally, the Company will use its best efforts to cause its bank to accept irrevocable instructions to wire the Expense Amount payments to Herrick unless the bank receives written notice from the Agent under the New Credit Agreement that an Event of Default (as defined in the New Credit Agreement) has occurred.

      16. The Company shall reimburse Herrick for its actual out-of-pocket expenses incurred in connection with the transactions set forth in this Agreement, including, without limitation, the reasonable fees and expenses of his legal counsels (including special securities counsel relating to Herrick's obligations under Sections 13 and 16 of the Securities Exchange Act of 1934 (including in connection with filing of Forms 4 and amendments to his Schedule 13(d)) as a result of the transactions contemplated by this Agreement. All such payments shall be made on the date hereof, except to the extent Herrick agrees to accept later payment therefore or any such fees or expenses are incurred subsequent to the date hereof (in which case payment will be due upon submission of an invoice by Herrick.

      17. Herrick hereby represents and warrants to the Company that he is not entitled to reimbursement for expenses in excess of the Expense Amount and, upon receipt of such Expense Amount, Herrick forever releases and discharges the Company with respect expenses incurred by Herrick on behalf of the Company prior to the date hereof.

      18. This Agreement is made under, and shall be construed and enforced in accordance with, the substantive laws of New York.

      19. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile signatures shall be effective and binding as original signatures.


                            -SIGNATURE PAGE FOLLOWS-

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                 MEDIABAY, INC.

                                 By: /s/ John F. Levy
                                     ------------------------------------
                                     Name:  John F. Levy
                                     Title: Executive Vice President


                                     /s/ Norton Herrick
                                     --------------------------------
                                     NORTON HERRICK